Exhibit 99.1

                  LTX Announces Third Quarter Financial Results

     WESTWOOD, Mass.--(BUSINESS WIRE)--June 3, 2005--LTX Corporation (Nasdaq:
LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal third quarter ended April 30, 2005.
     Sales for the quarter were $25,534,000 as compared to prior quarter sales of $27,036,000. Net loss for the quarter was $(45,656,000), or $(0.75) per share on a GAAP basis, which included restructuring and asset impairment charges totaling $28,611,000, or $0.47 per share, compared to a net loss for the 2005 second fiscal quarter of $(19,183,000), or $(0.31) per share. Sales were $70,333,000 for the third quarter of fiscal year 2004 and net income was $4,306,000, or $0.07 per share.
     Total incoming orders were $39.1 million, up 25% from last quarter. The book-to-bill ratio was 1.53 to 1.
     Roger W. Blethen, chairman and chief executive officer, said, "Early in the third quarter we reduced expenses, lowering our breakeven and adding P&L leverage for the future. Restructuring actions we've taken over the past several quarters will lower the break even to $46 million by the end of our fourth quarter. Yesterday, we also announced the closing of a $60 million term loan with Silicon Valley Bank - this additional financing, combined with LTX's lower breakeven, has significantly improved our balance sheet."
     "There are indications that in some market segments, LTX's business is expanding due to capacity purchases and new applications ramping into volume production. This led to significantly higher orders in the third quarter, with product bookings up about 120%."
     "LTX's engineering organization continued to make strong progress during the quarter on several new versions of Fusion that address high growth areas of the market, and we plan to make product announcements in our fourth quarter. The stepped-up leverage in our financials, improved balance sheet and new market opportunities from our product strategy make LTX a stronger company."

     Fourth Quarter 2005 Outlook

     Revenue for the fourth quarter of fiscal year 2005 is now expected to be in the range of $37.5 million to $39.5 million, with gross margin at approximately 38%. The earnings per share is projected to be a loss in the range of $(0.09) to $(0.12), assuming 61.2 million fully diluted shares outstanding. This guidance does not include any provisions for special charges.
     The Company will conduct a conference call today, June 3, 2005, at 8:30 AM EDT to discuss third quarter results. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through June 16, 2005 via telephone by dialing 888-286-8010; passcode 48332534 or by visiting our web site at www.ltx.com.

     "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

     LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

     LTX and Fusion are registered trademarks of LTX Corporation.


                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                             (Unaudited)
                            (In thousands)

                                               April 30,     July 31,
                                                 2005         2004
                                             ------------ ------------
ASSETS
Current assets:
  Cash and Cash equivalents                      $38,652      $95,112
  Marketable Securities                          137,046      149,601
  Accounts receivable - trade                     24,879       32,961
  Accounts receivable - other                      4,974       11,494
  Inventories                                     43,932       69,220
  Prepaid Expense                                  5,706        9,828
                                             ------------ ------------

    Total current assets                         255,189      368,216

Property and equipment, net                       48,861       71,329
Goodwill and other intangible assets              15,238       15,763
Other assets                                       4,286        4,256

                                             ------------ ------------

                                                $323,574     $459,564

                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                  $55         $321
  Accounts payable                                26,625       37,438
  Deferred revenues and customer advances          2,700        3,520
  Deferred gain on leased equipment                2,369        6,852
  Other accrued expenses                          34,376       27,179

                                             ------------ ------------

    Total current liabilities                     66,125       75,310
                                             ------------ ------------


Long-term debt, less current portion             150,000      150,000
Stockholders' equity                             107,449      234,254

                                             ------------ ------------

                                                $323,574     $459,564
                                             ============ ============



                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

                             (Unaudited)
            (In thousands, except earnings per share data)



                                   Three Months        Nine Months
                                      Ended               Ended
                                    April 30,           April 30,
                               ------------------ --------------------
                                  2005     2004      2005       2004
                               --------- -------- ---------- ---------

Net sales                       $25,534  $70,333    $95,603  $175,367

Cost of sales                    18,695   41,105     66,812   108,955

Inventory related provision           -        -     47,457         -
                               --------- -------- ---------- ---------

    Gross margin                  6,839   29,228    (18,666)   66,412

Engineering and product
 development expenses            16,491   17,143     52,025    50,209

Selling, general and
 administrative expenses          7,316    6,999     23,247    20,222

Reorganization costs and asset
 impairment                      28,611        -     31,726         -
                               --------- -------- ---------- ---------

    Loss from operations        (45,579)   5,086   (125,664)   (4,019)

Interest income (expense), net      (77)    (780)      (848)   (2,916)
                               --------- -------- ---------- ---------

Net loss                       $(45,656)  $4,306  $(126,512)  $(6,935)
                               ========= ======== ========== =========


Net loss per share
  Basic                          $(0.75)   $0.07     $(2.07)   $(0.13)
  Diluted                        $(0.75)   $0.07     $(2.07)   $(0.13)


Weighted average shares:
  Basic                          61,216   58,826     61,090    54,199
  Diluted                        61,216   61,622     61,090    54,199


     CONTACT: LTX Corporation
              Mark Gallenberger, 781-467-5417
              mark_gallenberger@ltx.com